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                                                                    EXHIBIT 2.7



                              CONSENT TO AMENDMENT
                                       OF
                          AGREEMENT AND PLAN OF MERGER
                                      AND
                                ESCROW AGREEMENT


                 This CONSENT TO AMENDMENT, dated as of October 10, 1995 (this "Consent"), is given in respect of the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 13, 1995 among Channel America Television Network, Inc. ("Channel America"); Evro Network, Inc. (the "Subsidiary"); Evro Corporation (the "Purchaser"), which owns all of the issued and outstanding shares of capital stock of Subsidiary; and David A. Post, Lance Laifer, Donald Kushner, Burton Kanter, Randolph L. Pace, Howard White, Elvin Feltner and Thomas Kempner, individually and/or in their capacities as representative of the parties (collectively, the "Stockholders") as set forth in the Merger Agreement; and the Escrow Agreement dated as of July 13, 1995 (the "Escrow Agreement") by and among Channel America; the Purchaser; the Shareholders; and Scolaro, Shulman, Cohen, Lawler & Burstein, P.C., as escrow agent thereunder (the "Escrow Agent").


                              W I T N E S S E T H:

                 WHEREAS, Channel America, Subsidiary, the Purchaser and the Shareholders have entered into the Merger Agreement, a copy of which is attached hereto as Exhibit "A", and Channel America, the Purchaser, the Shareholders and the Escrow Agent have entered into the Escrow Agreement, a copy of which is attached hereto as Exhibit "B", pursuant to which agreements the parties thereto have set forth certain terms for a proposed acquisition of Channel America by the Purchaser and the Subsidiary; and

                 WHEREAS, Channel America, the Purchaser and the Escrow Agent have entered into an Amendment Agreement to Stock Purchase Agreement, Agreement of Plan and Merger [sic], and Escrow Agreement dated as of September 18, 1995 and a Second Amended Agreement to Stock Purchase Agreement, Agreement of Plan and Merger, and Escrow Agreement dated as of October 10, 1995 (together the "Amendment Agreements"), copies of which are attached hereto as Exhibit "C" and Exhibit "D", respectively, in order to amend the terms of the Merger Agreement, the Escrow Agreement and the Stock Purchase





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Agreement dated July 13, 1995 by and among Channel America and the Purchaser;
and

                 WHEREAS, Section 9 of the Escrow Agreement requires the express written consent of all of the parties thereto in order to modify the Escrow Agreement, and Section 11.2 of the Merger Agreement requires the execution by each of the parties thereto of a written agreement in order to amend the provisions of the Merger Agreement;


                 NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, and pursuant to the terms of the Merger Agreement and the Escrow Agreement, the parties hereto agree as follows:

                 Section 1.  Consent to Amendment.

                 Channel America, the Subsidiary, the Purchaser, the Shareholders and the Escrow Agent hereby consent to and agree to the amendment of the terms of the Merger Agreement and the Escrow Agreement, each in accordance with the terms of the Amendment Agreements.

                 Section 2.  Representations and Warranties.

                 Each party hereto represents and warrants to the other parties hereto that (i) it has the power to enter into this Consent and (ii) this Consent has been duly authorized, executed and delivered by it.


                 Section 3.  Confirmation.

                 The effectiveness of this Consent shall not operate as or constitute a waiver of any rights, powers or remedies of any party to the Merger Agreement, the Escrow Agreement or the Amendment Agreement, or a modification of any right, power or remedy of any party to such agreements, and, except as expressly provided herein and in the Amendment Agreements, all terms and provisions of such agreements shall remain in full force and effect and unchanged and are hereby ratified and confirmed in all respects.

                 Section 4.  Counterpart Execution.

                 This Consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





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                 Section 5.  Headings.

                 Section headings in this Consnet are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

                 Section 6.  Entire Agreement.

                 There are no oral or side agreements among the parties affecting this Consent, and this Consent contains the entire agreement of the parties with respect to the matters contained in this Consent.
                 IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                  CHANNEL AMERICA TELEVISION NET


                                  By: /s/David A. Post
                                     ----------------------------------
                                      Nane:       David A. Post
                                      Title:      Chairman

                                  EVRO CORPORATION


                                  By: /s/Daniel M. Boyar
                                     ----------------------------------
                                     Name:         Daniel M. Boyar
                                     Title:        Authorized Signatory

                                  EVRO NETWORK, INC.


                                  By: /s/Daniel M. Boyar
                                     -----------------------------------
                                     Name:         Daniel M. Boyar
                                     Title:        Authorized Signatory

                                  SCOLARO, SHULMAN, COHEN, LAWLER &
                                  BURSTEIN, P.C.


                                  By: /s/Stephen H. Cohen
                                     -----------------------------------
                                     Name:         Stephen H. Cohen
                                     Title:






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                                    DAVID A. POST

                                     /s/David A Post
                                    ----------------------------


                                    Leifer Capital Management

                                     /s/Jeffery Eisenburger
                                    ----------------------------
                                    Vice President

                                    DONALD KUSHNER

                                    ----------------------------


                                    BURTON KANTER

                                     /s/Burton Kantor
                                    ----------------------------


                                    RANDOLPH PACE

                                    ----------------------------


                                    HOWARD WHITE

                                     /s/Howard White
                                    ----------------------------


                                    ELVIN FELTNER

                                    ----------------------------


                                    THOMAS KEMPNER

                                     /s/Thomas Kempner
                                    ----------------------------






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